Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-53308 of United Financial Corp. and Subsidiaries on Form S-8 of our report, dated March 3, 2006, appearing in this Annual Report on Form 10-K of United Financial Corp. and Subsidiaries for the year ended December 31, 2005.

Sioux Falls, South Dakota
March 29, 2006